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                                                                   EXHIBIT 10(t)

                                 DEED OF LEASE

     THIS DEED OF LEASE, executed as of the 9th day of April, 1996, between RAJ AND RAJ PARTNERSHIP, a Florida general partnership ("Landlord"), and AUSTIN'S INTERNATIONAL, INC., a ________________ corporation ("Tenant").

                              W I T N E S S E T H:
                              -------------------

     1.  Demised Premises and Use.
         ------------------------

     A. The Landlord does hereby demise and lease unto the Tenant and the Tenant does hereby lease and hire from the Landlord the following described demised premises, which demised premises comprise a portion of certain property owned by Landlord, with the improvements and appurtenances thereon, situate at 260 East Merritt Island Causeway, Merritt Island, Florida (the "Property"). The demised premises consists of an approximately ____________ square foot existing commercial restaurant building located at the Property as shown on Exhibit A attached hereto, together with the non-exclusive use of the existing entrances, exits and drives on the Property as shown on the drawing attached hereto as Exhibit B as a means of ingress and egress to the demised premises (collectively, the "Demised Premises"). Landlord and Tenant agree that changes to such existing roadway entrances, exits and drives may be made at any time and from time to time by Landlord without Tenant's prior written consent.

     B. The Demised Premises shall be used for the purpose of operating an Austin's Restaurant and providing room service and banquet facilities to the guests of the hotel located on the Property and for no other purpose.

     C. Landlord represents and warrants to Tenant that to the best of its knowledge, the Demised Premises is in compliance with all governmental rules and regulations and its current zoning permits the operation of a restaurant serving alcoholic beverages.

     2.  Lease of Equipment and Personal Property.  In addition to the Demised
         ----------------------------------------
Premises, as part of this Lease, Landlord agrees to lease to Tenant the furniture, fixtures, equipment and personal property located on the Demised Premises (collectively, the "Equipment"). Twenty-four (24) hours prior to the beginning of the term of this Lease, Tenant and Landlord shall complete a fully itemized inventory list of all Equipment located in the Demised Premises' restaurant and commercial kitchen. The Equipment shall remain Landlord's property and at the conclusion of the Lease shall be returned to Landlord in good condition, ordinary wear and tear excepted; provided, however, that if any of the Equipment wears out or is damaged or destroyed, it shall be replaced by Tenant, at Tenant's expense and shall be considered part of the Equipment

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belonging to Landlord.  Tenant shall be solely responsible for all repairs and maintenance to the Equipment at Tenant's expense.

     3.  Purchase of Food and Beverage Stocks.  In addition to the lease of the
         ------------------------------------
Demised Premises and Equipment, Tenant hereby agrees to purchase from Landlord and Landlord hereby agrees to sell to Tenant all of Landlord's stocks of non-perishable food and beverage and unopened alcoholic beverages presently stored on the Demised Premises or the Property which Tenant can use in the operation of its Austin's Restaurant on the Demised Premises (collectively, the "Food"). Twenty-four (24) hours prior to the beginning of the term of this Lease, Tenant and Landlord shall complete a fully itemized inventory list of all Food. Tenant shall pay to Landlord a sum equal to the lower of (i) Landlord's cost of purchase of all of the Food, or (ii) replacement cost, which payment Tenant shall remit to Landlord prior to the beginning of the term of this Lease. All of the food shall be sold by Landlord to Tenant "AS IS", "WHERE IS" and "WITH ALL FAULTS," without representation or warranty of any kind including, without limitation, any warranty relating to fitness for a particular purpose or merchantability of all or any part of the Food.

     4.  Term of Lease.
         -------------

     A. The initial term of this Lease shall be for a period of five (5) years. The initial term shall commence upon the earlier to occur of (i) June 1, 1996 or
(ii) the date an occupancy license is issued to Tenant for the Demised Premises and shall expire sixty (60) months later. The term shall be delayed if Tenant is unable to occupy the Demised Premises due to a condition of the Demised Premises which was in violation of government rules and regulations and which existed at the date of execution of this Lease. In this later event, the term of the Lease shall not begin until such time as Tenant is permitted to occupy the Demised Premises. For purposes of this Lease, a "Lease Year" shall mean any twelve (12) month period which shall commence upon the date the initial term of this lease commences or any anniversary of such date.

     B. Provided Tenant is not in default under any of the terms of this Lease, Landlord grants Tenant an option to lease the Demised Premises for three (3) consecutive additional renewal periods of five (5) years each on the same terms and conditions as are contained herein. In order for Tenant's exercise of any such option to be effective, notice of Tenant's intent to exercise its option for each renewal period must be delivered to Landlord in writing, by certified mail, no less than sixty (60) days prior to the expiration of the term preceding the renewal period.

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     5.   Rent.
          ----

     A.  Minimum Rent.  During the term of this Lease, the Tenant covenants to
         ------------
pay to Landlord annual minimum rent (the "Minimum Rent") for the Demised Premises, which rent shall be payable by Tenant in equal consecutive monthly installments of 1/12 of the Minimum Rent on or before the first day of each month, in advance. The Minimum Rent and each of the monthly installments of rent called for hereunder shall be payable to Landlord, without demand, deduction, set-off or counterclaim, at 260 East Merritt Island Causeway, Merritt Island, Florida 32952 or such other place as Landlord shall designate in writing. The first installment of Minimum Rent shall be paid in advance upon the date of Tenant's execution of this Lease. If the term of this Lease commences on other than the first day of a month, the second installment of Minimum Rent shall be prorated at a daily rate on the basis of a thirty (30) day month. The Minimum Rent shall be calculated as follows:

     (1) During the first twelve months of the lease term (the "First Lease Year"), Tenant shall pay Landlord annual rent of Sixty-Nine Thousand and 00/100 Dollars ($69,000.00), payable in monthly installments of Five Thousand Seven Hundred Fifty and 00/100 Dollars ($5,750.00), plus any applicable State of Florida sales tax, document or stamp tax and any other taxes that may be levied hereafter by the State of Florida on commercial leases.

     (2) During the second twelve months of the lease term, Tenant shall pay Landlord annual rent of Seventy-Three Thousand Two Hundred and 00/100 Dollars ($73,200.00), payable in monthly installments of Six Thousand One Hundred and 00/100 Dollars ($6,100.00), plus any applicable State of Florida sales tax, document or stamp tax and any other taxes that may be levied hereafter by the State of Florida on commercial leases.

     (3) During the third twelve months of the lease term, Tenant shall pay Landlord annual rent of Seventy-Seven Thousand Four Hundred and 00/100 Dollars ($77,400.00), payable in monthly installments of Six Thousand Four Hundred Fifty and 00/100 Dollars ($6,450.00), plus any applicable State of Florida sales tax, document or stamp tax and any other taxes that may be levied hereafter by the State of Florida on commercial leases.

     (4) Commencing on the first day of the thirty-seventh (37th) month of the lease term, Tenant shall pay to Landlord annual rent for each remaining Lease Year of the original term and any renewal term an annual amount computed as follows: Effective as of the first day of the thirty-seventh (37th) month of the lease term, and each subsequent Lease Year of the original term and any renewal term, the annual Minimum Rent which is applicable to each such Lease Year shall be increased by a percentage equal to

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the percentage increase from the Base Index to the Current Index of the Consumer
Price Index (as such terms are hereinafter defined). Landlord shall notify
Tenant of the adjustment hereunder to Minimum Rent following the determination of same by Landlord, and Tenant shall pay such Minimum Rent as adjusted for the applicable Lease Year in the manner set forth in this Section for payment of Minimum Rent; provided, however, that Tenant shall pay on demand the difference, if any, between the amount paid by Tenant for any period prior to the date of Landlord's determination of the adjustment hereunder and the amount actually due for such prior period. In no event shall the Minimum Rent be less than the Minimum Rent for the preceding Lease Year.

     (5) For purposes of this Section, the following terms shall have the following meanings: (i) the term "Base Index" shall initially refer to the Index published for the twenty-fifth (25th) month of the initial term of this Lease, and following any increase in the Minimum Rent pursuant to this Section, the Base Index shall refer to the Index published for the month during which commenced the term of the Lease Year for which the Minimum Rent was last adjusted pursuant to this Section; and, (ii) the term "Current Index" shall refer to the Index published for the month during which commenced the term of the Lease Year for which Minimum Rent is currently being adjusted. If the Index is not published for any of the above described months, then the Index published for the month closest, but prior, to the described month shall be used in its place.

     (6) As used herein, the term "Consumer Price Index" or "Index" shall refer to the Consumer Price Index for all Urban Consumers (1982-84=100) U.S. City Average, All Items, published by the United States Department of Labor, Bureau of Labor Statistics (or such comparable index as may be utilized in substitution for or as the successor to the stated Index). If such Index is not published by the Bureau of Labor Statistics or by another governmental agency at any time during the term of this Lease, then the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and selected by landlord shall be utilized in lieu of such Index.

     B.  Percentage Rent.
         ---------------

     (1) If during any Lease Year during the term of the Lease or any renewal term of the Lease, Tenant's total Gross Sales (as hereinafter defined) resulting from business conducted by Tenant in, on or from the Demised Premises is greater than or equal to Two Million and 00/100 Dollars ($2,000,000.00) (the "Sales Break Point"), then Tenant shall pay to Landlord, in addition to minimum Rent, percentage rent ("Percentage Rent") for such Lease Year and for all subsequent Lease Years in an amount equal to the amount of Tenant's Gross Sales in excess of the Sales Break Point multiplied

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by four and one-half percent (4.5%). Percentage Rent for the first Lease Year in which Tenant's Gross Sales are greater than or equal to the Sales Break Point shall be due to be paid by Tenant to Landlord no later than thirty (30) days after the end of such Lease Year. For Lease Years subsequent to the first Lease Year in which Tenant's Gross Sales are greater than or equal to the Sales Break Point, Tenant shall make payments to Landlord of Percentage Rent in monthly installments equal to one-twelfth (1/12th) of the Percentage Rent for the Lease Year prior to any such subsequent Lease Year. If, at the end of any Lease Year, it is determined that there is a deficiency in Percentage Rent paid by Tenant to Landlord for such Lease Year, Tenant shall pay any deficiency in Percentage Rent owing to Landlord within thirty (30) days of the date Landlord provides written notice to Tenant of such deficiency. Any excess Percentage Rent paid shall be credited against Tenant's next due Percentage Rent payment, except for the final Lease Year of the term for which any excess Percentage Rent shall be refunded to Tenant, provided that Tenant is not in default under the terms of this Lease.

     (2) "Gross Sales" is defined to mean the total amount of the actual sales, whether for cash or otherwise, of all sales of merchandise ("merchandise" including food and beverage) or services arising out of or payable on account of (and all other receipts or amounts receivable whatsoever with respect to) all the business conducted in, on, or from the Demised Premises by or on account of Tenant or any sublessee, assignee or concessionaire of Tenant for cash or otherwise, including without limitation all orders for merchandise or service taken from or filled at or from the Demised Premises, including all deposits not refunded to customers. A "sale" shall be deemed to have been consummated for purposes of this Lease, and the entire amount of the sales price shall be included in Gross Sales, at such time as (i) the transaction is initially reflected in the books or records of Tenant, or any sublessee, assignee or concessionaire of Tenant, or (ii) Tenant or such other entity receives all or any portion of the sales price, or (iii) the applicable merchandise or services are delivered to the customer, whichever first occurs, irrespective of whether payment is made in installments, the sale is for cash or credit, or otherwise, or all or any portion of the sales price has actually been paid at the time of inclusion in Gross Sales or at any other time; provided, however, that at such time as an account is written off by Tenant as uncollectible, then Tenant's Gross Sales shall be reduced by such amount that is written off as uncollectible. Tenant shall record at the time of each sale or transaction, in the presence of the customer, all receipts from such sale or other transaction, whether for cash, credit or otherwise, in a cash register or cash registers having a cumulative total, which shall possess such features as shall be approved by and required by Landlord in connection with the reporting of sales. The term "Gross Sales" shall exclude proceeds from any sales tax, gross receipts tax or similar tax, by whatever name called, which

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are separately stated and in addition to the purchase price, bona fide transfers of merchandise from the Demised Premises to any other stores or warehouses of Tenant, refunds given to customers for merchandise purchased at the Demised Premises and returned or exchanged, and sales of Tenant's fixtures and equipment not in the ordinary course of Tenant's business.

     (3) Tenant shall keep at the Demised Premises or at Tenant's executive offices a full and accurate set of books and records adequately showing the amount of Gross Sales in each Lease Year. The books and records to be kept by Tenant shall include, without limitation, (a) cash register tapes, including tapes from temporary registers; (b) detailed original records of any exclusions or deductions from Gross Sales; (c) sales tax records; and (d) such other records, if any, which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales. Such books and records shall be kept in accordance with generally accepted accounting principles and practices and shall be retained by Tenant for a period of not less than three (3) years following the Lease Year to which such records relate. When and as Landlord may reasonably require, Tenant shall also furnish to Landlord any and all statements, information, and copies of sales and income tax reports and returns which separately show financial data for the Demised Premises, and inventory records and other data evidencing Gross Sales. Within thirty (30) days following the end of each calendar month of the term hereof Tenant shall submit to Landlord an unaudited statement of Gross Sales for such calendar month. All Gross Sales statements to be supplied by Tenant to Landlord shall be in the same form as submitted to the state or local taxing authorities which receives sales tax from Tenant. Within thirty (30) days after the close of each Lease Year, Tenant shall furnish to Landlord a statement certified by an officer of Tenant setting forth the amount of Gross Sales during such Lease Year. Landlord and/or Landlord's auditor shall have the right, at any time and from time to time, to inspect and/or to audit the records of Tenant relating to Gross Sales. If the Gross Sales exceed those reported, Tenant shall immediately pay any deficiency in Percentage Rent owing to Landlord. If Gross Sales vary from those reported by one percent (1%) or more, Tenant shall pay Landlord's cost of inspection and audit. If Gross Sales vary from those reported by (i) three percent (3%) or more in any one (1) Lease Year or (ii) two percent (2%) or more for any two (2) Lease Years out of any five (5) Lease Years, then Landlord shall have the right, at its sole option, to terminate this Lease, with Tenant remaining liable for sums due and owing under this Lease for the balance of the term as originally set forth herein. Tenant agrees in the event Tenant shall fail to timely submit a Gross Sales statement as required by this Section 5 that Tenant shall pay on demand a late fee of Fifty and 00/100 Dollars ($50.00) per late statement, as additional rent.

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     (4) In the event that any Lease Year during the term hereof is less than exactly twelve (12) full calendar months or if Tenant shall fail to operate its business in the Demised Premises in the manner and on each day as required pursuant to this Lease, then, for the purpose of computing the Percentage Rent for any such short Lease Year, or such Lease Year affected by Tenant's failure to operate, the Sales Break Point shall be multiplied by a fraction, the numerator of which shall be the actual number of days in such short Lease Year or the actual number of days in such Lease Year during which Tenant was open for business and operating in accordance with this Lease, and the denominator of which shall be "365."

     C.  Payments by Tenant.  Throughout the term of this Lease, Tenant shall
         ------------------
pay to Landlord, without demand, deductions, set-offs or counterclaims, the rent, which is hereby defined as the sum of the Minimum Rent, Percentage Rent and all additional rent, when and as the same shall be due and payable hereunder. Unless otherwise stated, all sums of money or charges of any kind or nature in addition to Minimum Rent and Percentage Rent payable by Tenant to Landlord pursuant to this Lease or the exhibits attached hereto are defined as "additional rent" and are due ten (10) days after the rendering of an invoice therefor, without any deductions, set-offs or counterclaims, and failure to pay such sums of money or charges shall carry the same consequences as Tenant's failure to pay rent. All payments are to be made at the address indicated in
Section 5.A of this Lease, unless otherwise specified by written notice from Landlord to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account and no endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord's right to recover the balance of any sums owed by Tenant hereunder or to pursue any other remedy available in this Lease, or under law, against Tenant.

     D.  Late Charge and Default.  In the event any rent or sums required
         -----------------------
hereunder to be paid are not received on or before the tenth (10th) calendar day after the same are due, then, for each and every late payment, Tenant shall immediately pay, as additional rent, a service charge equal to the greatest of
(i) Fifty Dollars ($50.00); (ii) Five Dollars ($5.00) per day for each day after the due date of such payment that such payment has not been received by Landlord; or (iii) five percent (5%) per month of the amount required to be paid. In the event of Tenant's failure to pay the foregoing service charge, Landlord may deduct said charge from the security deposit, if any, collected pursuant to Section 6 hereof. The provisions herein for late payment service charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times

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herein stipulated.  Notwithstanding the imposition of such service charges pursuant to this Section, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made on or before the time due as stipulated herein (including any applicable cure periods), and neither the demand for, nor collection by, Landlord of such late payment service charges shall be construed as a cure of such default on the part of Tenant. It is agreed that the said service charge is a fair and reasonable charge under the circumstances and shall not be construed as interest on a debt payment. In the event any charge imposed hereunder or under any other section of this Lease is either stated to be or construed as interest, then no such, interest charge shall be calculated at a rate which is higher than the maximum rate which is allowed under the usury laws of the State of Florida, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this Lease.

     E.  Rental Credit.  Tenant shall be entitled to a rental credit for the
         -------------
cost of build out, furniture, fixtures and equipment necessary to operate the Demised Premises as an Austin's Restaurant. This credit shall not exceed fifty percent (50%) of the Minimum Rent for the First Lease Year, and one-twelfth (1/12th) of such credit shall be applied to each of the monthly installments of Minimum Rent for the First Lease Year. For example, if the cost of tenant's improvements is $100,000.00, then Tenant's rental credit shall be $34,500.00 (i.e., equal to the maximum rental credit permitted by this Section 5.E), and Tenant shall receive a credit against each of its monthly installments of Minimum Rent for the First Lease Year in the amount of $2,875.00.

     F.  Use of/Pavement for Banquet Facilities.  Tenant agrees that the right
         --------------------------------------
to use the banquet room (the "Banquet Room"), if any, which is located on the Demised Premises belongs solely to Landlord. Tenant further agrees that if requested by Landlord, Tenant will furnish quotes for the catering of banquets booked by Landlord. Such quotes will include the preparation and furnishing of food and drink for such banquets as well as the furnishing of all supplies for the banquet, including but not limited to, linens, dishes, silverware and glasses. The quote will also include the cost of cleaning the Banquet Room after the banquet. Tenant further agrees to pay the Landlord seven percent (7%) of the Tenant's charges for each banquet booked by Landlord. Provided the Banquet Room is not rented, Tenant shall have the right to rent the Banquet Room from Landlord at a rental rate and on terms and conditions selected by Landlord. All revenues derived by Tenant from catering of banquets or the use of the Banquet Room shall be included in the calculation of Tenant's Gross Sales.

     6.   Security Deposit.  Upon the execution of this Lease, Tenant shall pay
          ----------------
to Landlord a security deposit (the "Deposit") in the amount of Six Thousand One Hundred and 00/100 Dollars ($6,100.00). The Deposit may, at Landlord's option, be applied by

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Landlord against any default by Tenant in any of the terms, provisions or conditions of this Lease. Landlord shall not be obligated to keep the Deposit in a separate fund but may commingle the Deposit with its own funds. The Deposit shall not accrue interest. In the event Landlord applies the Deposit in whole or in part against a default by Tenant, Tenant shall, upon demand by Landlord, deposit sufficient funds to maintain the Deposit in the initial amount. The failure by Tenant to maintain the Deposit in the initial amount as stated shall constitute a failure to pay rent and shall be a default under this Lease. If Tenant is not in default under this Lease, the Deposit shall be applied by Landlord toward the payment of the thirteenth (13th)'s month rent due under this Lease.

     7.   Construction of Improvements on Demised Premises.
          ------------------------------------------------

          A. Tenant shall not make or cause to be made any alterations, repairs, additions or improvements in or to the Demised Premises (for example, but without limiting the generality of the foregoing, Tenant shall not install or cause to be installed any exterior signs or interior signs visible from the exterior except as permitted by Section 8 hereof, floor coverings, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings or make any changes to storefront, mechanical, electrical or sprinkler systems) without the prior written consent thereto by Landlord. Tenant shall submit to Landlord plans and specifications for such work at the time consent is sought. In the event Landlord grants such consent, such alterations, additions or improvements shall be performed in good and workmanlike manner and in accordance with all applicable legal and insurance requirements and all drawings or specifications approved by Landlord and in accordance with the provisions of this Lease. Any work performed by Tenant shall be subject to Landlord's inspection and approval after completion to determine whether the same complies with the requirements of this Lease. Prior to the commencement of any such work by tenant, Tenant shall obtain the insurance required in Section 17 hereof and shall also furnish to Landlord payment and performance bonds guaranteeing the completion of any repairs, alterations, additions or improvements (structural or otherwise) required or permitted to be performed by Tenant under any provision of this Lease, such bonds to be issued by sureties acceptable to Landlord in its sole and absolute discretion. As an alternative to furnishing payment and performance bonds, Tenant shall have the right to escrow funds sufficient to pay for the alterations, repairs, additions or improvements with an escrow agent satisfactory to Landlord and pursuant to an escrow agreement providing for the disbursement of said funds in a manner satisfactory to Landlord.

          B. All repairs, alterations, decorations, additions and improvements made by Tenant shall be deemed to be attached to the Demised Premises and to have become the property of Landlord upon

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

such attachment, and, upon the expiration or sooner termination of this Lease, Tenant shall not remove any of such alterations, decorations, additions and improvements; provided, however, that Landlord may designate by written notice to Tenant those alterations, decorations, additions and improvements which shall be removed by Tenant at the expiration or termination of this Lease and Tenant shall promptly remove the same and repair any damage to the Demised Premises cause by such removal.

          C. Tenant shall exercise its best efforts to complete any and all repairs, alterations, decorations, additions and improvements to the Demised Premises necessary to outfit the Demised Premises as an Austin's Restaurant prior to June 1, 1996.

     8.   Signs.
          -----

          A. Tenant is required to identify the Demised Premises by a sign at the Property naming the Tenant and Landlord hereby grants to Tenant during the term of this Lease and any renewals hereof, subject to the terms hereof, the right to place a sign on Landlord's sign below the Holiday Inn sign which faces Merritt Island Causeway. Costs incurred in design, construction and installation, as well as maintenance, of Tenant's sign shall be the responsibility of Tenant. The Tenant must obtain permits to erect and connect Tenant's sign from all governmental authorities and agencies before the sign is installed. Tenant's sign must also be inspected, as appropriate, by all governmental authorities and agencies when it is installed.

          B. Landlord shall have the right to approve or disapprove of the proposed Tenant sign in Landlord's sole and absolute discretion, and Tenant must submit all proposals for Tenant's signage in the form of working drawings before such signage is manufactured or assembled. Submission shall be to Landlord, in the form of shop drawings with all pertinent details necessary to construct and install same included. Submission shall be to Landlord a minimum of thirty (30) days before the proposed installation date, and Tenant is expected to have all signage manufactured and ready for installation within forty-five (45) days of approval by Landlord. Landlord reserves the right to reject signs not conforming to approved drawings regardless of stage of completion or installation. Landlord shall approve or disapprove of any sign within five (5) days of the date it is submitted to Landlord for Landlord's approval.

          C. All of Tenant's signs shall at all times be and remain the property of Tenant and may be removed at Tenant's election, cost and expense at any time and from time to time. Tenant shall remove Tenant's signs at the expiration or earlier termination of this Lease at Tenant's sole cost and expense and repair any damage caused by such removal.

     9.   Taxes.  Tenant shall pay to Landlord as additional rent twenty percent
          -----
(20%) of all taxes and assessments of every nature which may be levied or assessed by, or are payable to, any lawful authority during or with respect to each fiscal tax year falling in whole or in part during the term of this Lease against the land, buildings and improvements comprising the Property and/or the Demised Premises. Tenant shall pay all taxes and assessments of whatever nature which may be levied or assessed against the Equipment or arising out of the Tenant's operation of its business at the Demised Premises. Tenant shall pay such amount to Landlord within ten (10) days of the date Landlord submits the amount to Tenant for payment.

     10.  Common Area Maintenance.
          -----------------------

     Tenant hereby agrees to be responsible for the routine maintenance and clean up, at Tenant's expense, of that portion of the Property's common area which comprises the parking area adjacent to the Demised Premises, as indicated on Exhibit B (the "Restaurant Parking Area"). Additionally, Tenant agrees to pay as additional rent twenty percent (20%) of the cost of repair of the parking lots on the Property provided the Tenant is advised in advance of such repairs and consents to such repairs, such consent not to be unreasonably withheld or delayed. Tenant shall pay such amount to Landlord within ten (10) days of the date Landlord submits the amount to Tenant for payment.

     11.  Dumpster.  Tenant agrees to provide a dumpster to be used for the
          --------
disposal of trash from the Demised Premises. Tenant, at its expense, shall pay the cost of providing, maintaining and servicing such dumpster and the cost of removal of trash therefrom. Tenant shall not use any dumpsters provided by the Landlord for the use of the Landlord's hotel on the Property and the hotels guests.

     12.  Utilities.
          ---------

          A. Tenant shall have the option of having Landlord provide utility service to the Demised Premises. If Landlord supplies utility service to the Demised Premises, Tenant will, within ten (10) days after mailing by Landlord to Tenant of statements pay to Landlord an amount equal to twenty percent (20%) of the total utility charges which Landlord receives from utility companies providing utility services to the Property. Landlord and Tenant hereby agree that if Landlord supplies utility service to the Demised Premises pursuant to this Section, Landlord shall have no liability for any damages or losses incurred by Tenant as a result of any interruptions in such service.

          B. If Tenant does not wish for Landlord to furnish utility service to the Demised Premises, then Tenant shall have the right, at its sole cost and expense, to have any utility service furnished directly to the Demised Premises. Tenant shall pay for all utility services furnished directly to the Demised Premises.

          C. Landlord in its sole discretion, shall have the right, from time to time, to alter the method and source of supply of utility service to the Demised Premises, and Tenant agrees to execute and deliver to Landlord such documentation as may be required to effect such alteration, provided, however, that Tenant shall not be required to bear any portion of the cost of such alteration or to incur any additional financial obligation as a result of such alteration, unless such alteration was effected at Tenant's request, in which event Tenant shall pay the costs of such alteration.

          D. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which utilities are supplied to, distributed in or serve the Demised Premises. If Tenant desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Landlord, such installation shall be subject to Landlord's prior written approval of Tenant's plans and specifications therefor. If such installation is approved by Landlord in writing and if Landlord provides such additional facilities to accommodate Tenant's installation, Tenant agrees to pay Landlord, on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.

     13.  Repairs and Maintenance of Demised Premises.
          -------------------------------------------

          A. During the term of this Lease and any renewal terms of this Lease, Tenant shall maintain the interior of the Demised Premises in good and clean order and condition, and make all necessary non-structural repairs thereto, ordinary and extraordinary, foreseen and unforeseen, it being the intention of the parties that such repairs and maintenance shall be appropriate for the maintenance of a high quality restaurant structure. When used in this Section the term "repairs" shall include all necessary replacements, renewals, alterations, additions, betterments and any work required as a condition to the continued use of the Demised Premises or any work required by any order of any governmental agency. All repairs made by Tenant shall be equal in quality and class to the original work, and all work required by this Section shall be performed in accordance with the terms of this Lease. If the necessity for any structural repair is caused by Tenant, then Tenant shall be responsible for paying the costs of such repairs.

          B. Landlord shall not be required to furnish any services or facilities, or to make any repairs, alterations, additions, replacements or betterments in or to the Demised Premises, and Tenant hereby waives any and all rights to such services, facilities, repairs, alterations, additions, replacements or betterments, whether conferred by statute or otherwise, including, without limitation, any right to make any repairs, replacements, alterations or improvements at the expense of Landlord, and to obtain damages or reductions or abatements of rent.

          C. Landlord, upon the failure of Tenant to maintain the Demised Premises in accordance with the provisions of this Section, may elect to maintain the Demised Premises on Tenant's behalf and on the account of Tenant. Any and all costs of such maintenance shall be an expense of the Tenant. Prior to undertaking any maintenance, Landlord shall provide Tenant with written notice of the manner in which Tenant has failed to maintain the Demised Premises, and notwithstanding any other provision of this Lease to the contrary, Tenant shall have a period of thirty (30) days after the receipt of such notice to perform the maintenance specified in such notice, or to commence and continue diligently thereafter such maintenance, if such maintenance by its nature cannot be completed in thirty (30) days.

          D. During the term of this Lease and any renewal terms of this Lease, Landlord agrees to maintain the roof of the Demised Premises and the exterior of the building of the Demised Premises in good condition (excluding windows, doors, glass and canopies, the maintenance and repair of which shall be Tenant's sole responsibility during the term of this Lease).

     14.  Heating Ventilating and Air-Conditioning and Plumbing.
          -----------------------------------------------------

          A. Tenant shall be solely responsible for the maintenance in good condition, upkeep, repair and replacement of the heating, ventilating and air-conditioning and plumbing systems of the Demised Premises, including, without limitation, the roof top air conditioning units.

          B. Landlord, in its sole discretion, shall have the right from time to time, to alter the heating, ventilating and air conditioning systems and equipment serving the Demised Premises, or any part thereof, and Tenant agrees to execute and deliver to Landlord such documentation as may be required to effect such alteration; provided, however, that Tenant shall not be required to bear any portion of the cost of such alteration or to incur any additional financial obligation as a result of such alteration unless such alteration was effected at Tenant's request, in which event Tenant shall pay the costs of such alteration.

     15.  Fire Protection Sprinkler System.  Landlord shall provide and Tenant
          --------------------------------
shall be solely responsible for the repair and maintenance in good condition of the fire sprinkler protection system (the "Fire Protection System") in the Demised Premises, which Fire Protection System shall remain the property of Landlord.

     16.  Tenant's Warranties.
          -------------------

          A. Tenant warrants, represents, covenants and agrees that, in the operation of its business within the Demised Premises, Tenant shall: (i) pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business, or upon Tenant's fixtures, furnishings or equipment in the Demised Premises, or upon any leasehold interest or personal property of any kind, owned by or placed in or about the Demised Premises by Tenant, including, without limitation, any transfer taxes, and pay when and as due all license fees, permit fees and charges of a similar nature for the conduct by Tenant or any subtenant or concessionaire of any business or undertaking authorized hereunder to be conducted in or from the Demised Premises; (ii) observe all reasonable requirements promulgated by Landlord at any time and from time to time relating to delivery vehicles, the delivery of merchandise, and the storage and removal of trash and garbage; (iii) not use any space on the Property outside the Demised Premises for sale, storage or any other undertaking; (iv) not use the plumbing facilities in the Demised Premises for any purpose other than that for which they were constructed, nor dispose of any foreign substances therein; (v) not use any advertising medium or sound devices inside or adjacent to the Demised Premises which produce or transmit sounds which are audible beyond the interior of the Demised Premises; (vi) not permit any odor, other than those odors generated by the typical preparation of food, which odors shall not be deemed to violate this Section, to emanate from the Demised Premises which is objected to by Landlord or by any tenant or occupant of Landlord's hotel on the Property (and, upon written notice from Landlord, Tenant shall immediately cease and desist from causing such odor, and failing of which Landlord may deem the same a material breach of this Lease);
(vii) keep the Demised Premises and any platform, loading dock or service area used by Tenant in a neat, clean, safe and sanitary condition; (viii) promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction, and observe and comply with all covenants and restrictions of record and all notices from Landlord's mortgagee or from Franchisor (provided such requirements from Franchisor do not impose a substantial hardship or extraordinary expense on Tenant) affecting or applicable to the Demised Premises or the cleanliness, safety, occupancy and use of the same, whether or not any such law, ordinance, order, rule, regulation, covenant, restriction, or other equipment is substantial, or foreseen or unforeseen, or ordinary or extraordinary, or shall necessitate structural changes or improvements, shall interfere with the use or enjoyment of the Demised Premises, or shall be directed to or imposed upon Tenant or Landlord, and Tenant shall hold Landlord harmless from any and all cost or expense on account thereof (as used in this Lease, the term "legal requirements" shall include the requirements set forth in this subparagraph);
(ix) not use the parking areas or sidewalks, common areas or any space on or about the Property (outside the Demised Premises) for display, sale, handbilling, advertising, solicitation, or any other similar undertaking; (x) maintain and operate the heating, ventilating and air conditioning system and equipment servicing the Demised Premises so as to adequately heat and cool the same; (xi) not to permit to be carried on, upon, in or about the Demised Premises a public or private nuisance, or any activity which may cause, by increasing the hazard of risk, the increase of insurance premium rates of any kind upon the Demised Premises; and, (xii) be authorized to do business in the State of Florida.

          B. As a material inducement to the Landlord to enter into this Lease, Tenant also represents, warrants and agrees to open the Demised Premises for business within ten (10) days from the commencement of the initial term hereof and to keep the Demised Premises open for business thereafter. Tenant shall continuously use the Demised Premises for the purpose stated herein during the term of this Lease, carrying on therein Tenant's business undertaking diligently. Tenant shall keep the Demised Premises open and available for business activity therein, during such days and hours as are customary except when prevented by strikes, fire, casualty or other causes beyond Tenant's control.

          C. Tenant shall at all times maintain a contract for pest control service to the Demised Premises with a reputable pest control service.

     17.  Insurance.
          ---------

          A.   Landlord's Insurance Obligations.  Landlord agrees to obtain and
               --------------------------------
maintain during the term hereof, to the extent the same is available, fire and extended coverage insurance, in amounts and coverages and with such special endorsements as Landlord shall determine from time to time, insuring the building in which the Demised Premises are located and the improvements to the Demised Premises provided by Tenant pursuant to this Lease (exclusive of Tenant's merchandise, trade fixtures, furnishings, equipment, plate glass, signs and personal property of Tenant).

          B.   Tenant's Insurance Obligations.
               ------------------------------

          (1) Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect commencing with the delivery of possession and continuing throughout the term of this Lease, insurance policies providing for the following coverage: (i) all risk property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as now or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the State of Florida, insuring the Equipment, Tenant's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Tenant located on or in the Demised Premises, in an amount equal to not less than the full replacement value thereof. Any and all proceeds of such insurance, so long as the Lease shall remain in effect, shall be used only to repair or replace or pay for the items so insured; (ii) a comprehensive general liability policy, including insurance naming Landlord, any mortgagee of the Property and Franchisor as additional insureds, protecting against any and all claims for injury to persons or property occurring in or about the Demised Premises and protecting against,assumed or contractual liability under this Lease with respect to the Demised Premises, with such policy to be in the minimum amount of One Million Dollars ($1,000,000.00) per occurrence for property damage, Two Million Dollars ($2,000,000.00) per occurrence for personal injury and death to persons and "umbrella" coverage of Ten Million Dollars ($10,000,000.00). In addition, the minimum limit hereinbefore set forth may from time to time be increased as reasonably required by Franchisor, (iii) products liability insurance for merchandise offered for sale or lease from the Demised Premises, including (if this Lease covers leased premises in which food and/or beverages are sold and/or consumed) liquor liability coverage and coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the Demised Premises, of not less than One Million Dollars ($1,000,000.00) per occurrence for property damage, Two Million Dollars ($2,000,000.00) per occurrence for personal injury and death to persons and "umbrella" coverage of Ten Million Dollars ($10,000,000.00); (iv) worker's compensation coverage as required by law; and (v) with respect to alterations, improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builders risk insurance in amounts satisfactory to Landlord.

          (2) All insurance policies herein to be procured by Tenant shall: (i) be issued by insurance companies reasonably satisfactory to Landlord and Franchisor and authorized to do business in the State of Florida; (ii) be written as primary policy coverage and non-contributing with respect to any coverage which Landlord may carry and that any coverage carried by Landlord shall be excess insurance; (iii) insure and name Landlord, any mortgagee of the Property, Franchisor and any other parties in interest designated by Landlord as additional insureds, as their respective interests may appear (except with respect to worker's compensation insurance) and (iv) shall contain an express waiver of any right of subrogation by the insurance company against Landlord and its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the commencement of the initial term of this Lease and before any such insurance policy shall expire, Tenant shall deliver to Landlord a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section and containing provisions specified herein, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Demised Premises and other locations of Tenant.
Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Landlord shall first have been given thirty (30) days' prior written notice thereof, the insurer will not cancel, materially change or fail to renew the coverage provided by such insurance policy. The term "insurance policy" as used herein shall be deemed to include any extensions or renewals of such insurance policy. In the event that Tenant shall fail to promptly furnish any insurance coverage hereunder required to be procured by Tenant, Landlord, as its sole option, shall have the right to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord together with an amount equal to fifteen percent (15%) of such premium shall be immediately due and payable by Tenant to Landlord as additional rent.

          (3) Tenant shall not do or permit to be done any act or thing upon the Demised Premises that will invalidate or be in conflict with fire insurance policies covering the building containing the Demised Premises or any part thereof, including all common areas, or fixtures and property therein, or any other insurance policies or coverage referred to above in this Section; and Tenant shall promptly comply with all rules, orders, regulations, or requirements relating to such insurance policies, and shall not do, or permit anything to be done, in or upon the Demised Premises, or bring or keep anything therein, which shall increase the rate of fire insurance on the building in which the Demised Premises are located or on any property, including all common areas, located therein, or increase the rate or rates of any other insurance referred to hereinabove. If any act or omission of Tenant, its agents, employees or contractors shall result in any increase in the premium rates applicable to any such insurance policies carried by Landlord, or other increased costs to Landlord in connection therewith, then Tenant shall reimburse Landlord on demand as additional rent for the amount of any such increased rates or costs.

          C.   Mutual Covenant.  Landlord and Tenant each hereby releases the
               ---------------
other, its officers, directors, partners, employees and agents from any and all liability or responsibility for any loss, damage or injury caused by fire or other casualty for which insurance containing a waiver of subrogation is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance. Both parties agree to carry casualty insurance containing such waiver of subrogation.

          D.   Tenant's Covenant to Hold Harmless.  Tenant hereby indemnities
               ----------------------------------
and agrees to save harmless Landlord, its partners, employees and agents, any mortgagee of the Property and the Franchisor from and against any and all claims, actions, damages, liability, cost and expense, including reasonable attorney's fees, that (i) arise from or are in connection with Tenant's use and occupancy of the Demised Premises, or any portion thereof, or (ii) arise from or are in connection with any negligence or misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees (while such invitees are physically present within the Demised Premises), or (iii) result from any default, breach, violation or nonperformance of this Lease or any provision hereof by Tenant, or (iv) result from injury to person or property or loss of life sustained in or about the Demised Premises resulting directly or indirectly from Tenant's negligence or misconduct. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against Landlord, any mortgagee of the Property or Franchisor with respect to the foregoing. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be entered against Landlord, any such mortgagee or Franchisor in connection with the foregoing. In the event Landlord or any other party so indemnified, shall, without fault, be made a party to any litigation commenced by or against Tenant, or if Landlord or any such party shall, in its sole discretion, intervene in such litigation to protect its interest hereunder, then Tenant shall protect and hold them harmless and shall pay all costs, expenses and attorney's fees incurred or paid by such party(ies) in connection with such litigation.

          E.   Landlord's Covenant to Hold Harmless.  Landlord hereby
               ------------------------------------
indemnities and agrees to save harmless Tenant from and against any and all claims, actions, damages, liability, costs and expenses, including reasonable attorney's fee that (i) arise from or in connection with Landlord's use and occupancy of the Property (excluding the Demised Premises), or (ii) arise from or in connection with any gross negligence or willful conduct of Landlord, or
(iii) result from any default, breach, violation or non-performance of this Lease or any provision hereof by Landlord, or (iv) result from injury to person or property or loss of life sustained in or about the Property (excluding the Demised Premises) resulting directly or indirectly from Landlord's gross negligence or willful acts. Landlord shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against Tenant with respect to the foregoing. Landlord shall pay, set aside and discharge any and all judgments, orders and decrees which may be entered against Tenant in connection with the foregoing. In the event Tenant shall, without fault, be made a party to any litigation commenced by or against Landlord, or if Tenant intervenes in such litigation to protect its interest hereunder, then Landlord shall pay all costs, expenses, and reasonable attorney's fees incurred or paid by the Tenant in connection with such litigation.

          F.   Loss and Damage.  All Tenant's property of every kind and
               ---------------
description which may at any time be in the Demised Premises shall be kept at Tenant's sole risk, and except with respect to the gross negligence or willful misconduct of Landlord, its agents or employees unless covered by the insurance Tenant is required to carry, Landlord shall not be liable to Tenant, its agents, employees or customers, for any damage, loss, compensation, accident, or claims whatsoever resulting to Tenant or its property; any interruption in the use of the Demised Premises; the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of any elevators, heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Demised Premises; any fire, robbery, theft, or any other casualty; any leakage in any part or portion of the Demised Premises or the Property; any water, wind, rain or snow that may leak into, or flow from part of the Demised Premises or the Property; any acts or omissions of any occupant of any space adjacent to or adjoining all or any part of the Demised Premises or any part of the building of which the Demised Premises are a part; any explosion, casualty, utility failure or malfunction, or falling plaster; the bursting, stoppage or leakage of any pipes, sewer pipes, drains, conduits, appliances or plumbing works; or any other cause whatsoever.

     18.  Compliance With Laws and Ordinances.
          -----------------------------------

          A.   Compliance with Law.  During the term of this Lease, Tenant
               -------------------
represents and warrants that it shall comply promptly with all applicable statutes, ordinances, rules, regulations, permits, orders and requirements in effect during the term of this Lease or any part thereof, or thereafter, to the extent applicable to Tenant's use of and operations at the Demised Premises during the term of this Lease.

          B.   Hazardous Substances.  Tenant shall not cause, permit or suffer
               --------------------
any hazardous substance (except for customary supplies used in the maintenance of the Demised Premises in a clean order and condition) to be stored or used in or about, or Released (as defined below) from the Demised Premises, regardless of whether the substance released was at the time of such Release, either defined as a Hazardous Substance or Released in a manner or quantity which violated legal restrictions then in effect. Landlord shall be entitled to injunctive relief against Tenant with respect to any proposed Release of a Hazardous Substance on, onto, from or under the Premises unless Landlord is satisfied in its sole discretion that Tenant has complied with the foregoing requirements.

          (1) The term "Hazardous Substance" shall include, regardless of whether or not such substance is a raw material, finished product, building or structural component, waste or any other type of material:

          (a) any substance listed or defined as a hazardous substance pursuant to 42 U.S.C. (S) 9601(14) or any successor law or statute and regulations that are promulgated or may be promulgated in accordance therewith;

          (b) any petroleum or fraction thereof, petroleum product, petroleum byproduct or petroleum waste; and

          (c) any substance that is or may be in the future regulated under, or the presence of which requires or may in the future require investigation or remediation under, any federal, state or local statute, regulation, ordinance, requirement or policy.

          (2) "Release" shall mean any intentional unintentional releasing, spilling, leaking, pumping, pouring, storing, using, emitting, emptying, discharging, injecting, escaping, leaching, disposing, removal or dumping. Tenant shall be responsible for the submittal of all notices under any federal, state or local statute, regulations or ordinance in connection with its Release or threatened Release of any Hazardous Substances. Tenant shall also notify Landlord of any Release or threatened Release of any Hazardous Substances or of any investigation, inquiry, notice, claim, proceeding or action related to any Hazardous Substance.

          C.   Indemnification of Landlord.  Tenant shall indemnify and hold
               ---------------------------
harmless Landlord, its partners and any affiliated entities and the officers, directors and employees of all such entities (collectively, the "Indemnities") from any loss, damage, claim, cost, fine, penalty, or expense, including reasonable attorneys' fees and costs suffered or incurred by any of the Indemnities as a result of or arising out of a breach of any of the representations or warranties contained in this Section. This indemnification shall include the duty promptly and properly at Tenant's sole expense to perform (and Tenant hereby agrees to perform) any remedial work necessary to eliminate or mitigate the harmful effects resulting from the existence of any Hazardous Substance in breach of the representations and warranties contained herein and to remove and properly dispose of all Hazardous Substances in compliance with all applicable governmental laws immediately upon the discovery thereof at the Demised Premises. The representations, warranties and indemnities contained in this Section shall survive the expiration or early termination of this

Lease and are intended to supplement Landlord's rights and remedies against Tenant at law or in equity. Notwithstanding the foregoing, Tenant shall not be responsible and shall not indemnify Landlord for any Hazardous Substances existing on the Demised Premises as of the date of the Lease or Releases upon the Demised Premises by Landlord.

     19.  Subordination, Attornment, Financing and Estoppel Certificate.
          --------------------------------------------------------------

          A.   Subordination.  Tenant agrees that this Lease shall, at the
               -------------
request of Landlord, be subordinate to any mortgages or deeds of trust that are now, or may hereafter be, placed upon the Demised Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the mortgagees or beneficiaries named in said mortgages or trust deeds shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default. Tenant agrees that upon the request of Landlord, or any mortgagee or beneficiary, Tenant shall execute whatever instruments may be required to carry out the intent of this Section.

          B.   Attornment.  In the event any proceedings are brought for the
               ----------
foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage and/or deed of trust made by Landlord covering the Demised Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Property or any portion thereof containing the Demised Premises, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the Demised Premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the Demised Premises.

          C.   Financing.  In the event any construction lender or permanent
               ---------
lender for all or any portion of the Property requires, as a condition to financing, modifications to this Lease, then, provided such modifications do not materially alter the approved working plans and do not increase the rent to be paid hereunder and do not materially decrease Tenant's rights under this Lease or materially increase Tenant's obligations under this Lease, Landlord shall submit to Tenant a written amendment with such required modifications and if Tenant fails to execute and return the same within ten (10) days after the amendment has been submitted, then Landlord shall have the right to cancel this Lease, upon written notice to Tenant, whereupon this Lease shall be immediately canceled and terminated, any money or security theretofore deposited by Tenant with Landlord shall be returned to Tenant, and both Landlord and Tenant shall thereupon be relieved from any and all further liability or obligation hereunder.

          D.   Estoppel Certificate.  Tenant shall, without charge therefor, at
               --------------------
any time and from time to time, within ten (10) days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate, in reasonable form, certifying to Landlord, any mortgagee, or any purchaser of the Property or any other person designated by Landlord, as of the date of such estoppel certificate: (i) that Tenant is in possession of the Demised Premises and has unconditionally accepted the same; (ii) that this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modifications); (iii) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant, hereunder (and, if so, specifying the same in detail);
(iv) that rent is paid currently without any offset or defense thereto, (v) the dates, if any, to which any rent has been paid in advance; (vi) whether or not there is then existing any claim of Landlord's default under this Lease and if so, specifying the same in detail; and (vii) that Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and (viii) any other matters relating to the status of this Lease that Landlord or its mortgagee may request be confirmed, provided that such facts are accurate and ascertainable.

          E.   Remedies.  Any failure by Tenant to execute any certificate,
               --------
statement or instrument in accordance with the foregoing provisions of this Section, within the time period provided or if no time period is specified, then within ten (10) days after written request, shall constitute an irrevocable power of attorney appointing and designating Landlord or its successors or assigns as attorney-in-fact for Tenant to execute and deliver any such certificate, statement or instrument. In addition, Landlord, at its option, shall have the right by not less than ten (10) days' notice to Tenant to declare such failure a default under this Lease, and Landlord shall have available to it all remedies provided under Section 20 hereof.

     20.  Default and Remedies.
          --------------------

          A.   Elements of Default.  If any one or more of the following events
               -------------------
occur, said event or events shall hereby the classified as a "default": (i) the failure of Tenant to take possession of the Demised Premises at the delivery of possession date, or the failure of Tenant to open its doors for business within ten (10) days from the commencement date of the initial term hereof, or if Tenant vacates or abandons the Demised Premises and permits the same to remain unoccupied and unattended, or the failure of Tenant to continuously operate its business in compliance with this Lease for the purpose specified herein, or in the event of the sale or removal of a substantial portion of Tenant's property located in the Demised Premises in a manner which is outside the ordinary course of Tenant's business; (ii) the failure of Tenant to pay any rent when same shall become due or the failure of Tenant to pay any other charges required to be paid by Tenant when same shall become due and payable hereunder and either of such failure continues for ten (10) days after such payment's due date; (iii) the failure of Tenant to perform or observe any term or condition of this Lease (other than as set forth in subparagraphs (i), (ii), (v), and (vi) of this Section 20.A), and such failure shall continue for fourteen (14) days after written notice; (iv) if Tenant shall be given three (3) notices of default under Sections 20.A(ii) or 20.A(iii) within any period of eighteen (18) months, notwithstanding any subsequent cure of the failure to perform or observe the terms or conditions of the Lease as identified in such notices; (v) if any writ of execution, levy, attachment or other legal process of law shall occur upon Tenant's assets, merchandise, fixtures, or Tenants' estate or interest in the Demised Premises, and such writ of execution, levy, attachment or other legal process is not bonded off or otherwise released within sixty (60) days following the date of such attachment or other legal process; and (vi) Tenant shall be liquidated or dissolved or shall begin proceedings toward such liquidation or dissolution, or shall in any manner permit the divestiture of all, or any substantial part of Tenant's assets. In the event of default which shall not be remedied within the applicable grace period, if any, by Tenant under this Lease, then Landlord may, upon notice in writing to Tenant, declare such default to be a default of this Lease. Nothing contained herein shall be deemed a limitation of the rights of Landlord as set forth in this Lease.

          B.   Landlord's Remedies.  Should a default occur under this Lease,
               -------------------
Landlord may pursue any or all of the following:

          (1) Landlord, in addition to other rights or remedies it may have, shall have the right, by written notice to Tenant, to declare this Lease terminated and the term ended, in which event this Lease and the term hereof shall expire, cease and terminate with the same force and effect as though the date set forth in the notice of termination were the date originally set forth and fixed for the expiration of the term (or any renewal term, as the case may be), and Tenant shall vacate and surrender the Demised Premises but shall remain liable for all obligations arising during the balance of the stated term as if this Lease had remained in full force and effect, provided that Tenant shall receive a credit against such liability for the amount of any net rent received by Landlord from a reletting of the Demised Premises. Tenant shall, however, be responsible for the costs of any repairs and restoration of the Demised Premises and all of the costs of reletting the Demised Premises.

          (2) Landlord shall have the right to bring a special proceeding to recover possession from Tenant holding over and/or Landlord may, in any such events, without notice, re-enter the Demised Premises and dispossess, by summary proceedings or otherwise, Tenant and the legal representatives of Tenant or other occupant(s) of the Demised Premises and remove their effects and Tenant shall have no further claim or right hereunder. To the extent permitted by law, Tenant waives notice of re-entry or institution of legal proceedings to that end and any right of redemption, re-entry or repossession. No re-entry or commencement of any action for re-entry shall be construed as an election to terminate this Lease and shall not absolve or release Tenant from any of its obligations for the remainder of the term of this Lease. In the event of re-entry, Landlord may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the expense and risk of Tenant, without notice or resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

          (3) If Landlord re-enters, or takes possession pursuant to legal proceedings or otherwise, or of Tenant shall abandon, vacate or surrender the Demised Premises before the expiration of the term of this Lease without having paid the full rental for the remainder of such term, Landlord may either terminate this Lease or it may from time to time, without terminating this Lease, make such alternations and repairs as necessary in order to relet the Demised Premises, and relet the Demised Premises or any part thereof for such term or terms and for such rent and upon such other terms and conditions as Landlord may determine advisable in its sole discretion. Upon each such reletting all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and the costs of any alterations and repairs; third, to the payment of rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord; if such rentals and the sums shall be more, Tenant shall have no right to, and shall receive no credit for, the excess. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Demised Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual Minimum Rent for each year of the unexpired term shall be equal to the applicable Minimum Rent for such years as provided for herein. The failure or refusal of Landlord to relet the Demised Premises shall not affect Tenant's liability.

          (4) Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting or termination, in a single action or in separate actions, from time to time, as said loss of rents or damages shall accrue, or in a single proceeding deferred by Landlord or with jurisdiction reserved by the court, until the expiration of the term of the Lease (in which event Tenant hereby agrees that, at Landlord's option, the cause of action shall not be deemed to have accrued until the date of expiration of said term). In case suit shall be brought for recovery of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept and performed, and of the breach of any other covenant herein contained on the part of Tenant to be kept and performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including Landlord's reasonable attorneys' fees.

          (5) Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. In the event of an anticipatory breach by Tenant of any of the covenants or provisions hereof or in the event of Tenant's default, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives for itself and all persons claiming by or through Tenant, any and all rights to redeem, reinstate or restore, or obtain relief from forfeiture of this Lease granted by or under any present or future law in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease. if either party shall bring an action against the other to enforce or interpret the terms of this Lease or otherwise arising out of this

Lease, the prevailing party in such action shall be entitled to recover its costs of suit and reasonable attorneys' fees. The "prevailing party" shall be the party whose position is substantially upheld in the final judgment rendered in such action.

          C.   Additional Remedies and Waivers.  The rights and remedies of
               -------------------------------
Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a default or termination and no waiver of default or termination shall be effective unless it is in writing, signed by Landlord.

          D.   Landlord's Cure of Default.  If Tenant shall be in default
               --------------------------
hereunder, Landlord shall have the option, but not the obligation, upon ten (10) days' written notice to Tenant (except in the event of an emergency, in which event no notice shall be required), to cure the act or failure constituting said default for the account of and at the expense of Tenant. Landlord's cure or attempt to cure any act or failure constituting the default by Tenant shall not result in a waiver or release of Tenant.

     21.  Bankruptcy.
          ----------

          A. Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the 11 U.S.C. (S) 101 et. seq., as the same may be amended from time to time ("Bankruptcy Code").
- --  ---

          B. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Demised Premises, an amount equal to all Minimum Rent, Percentage Rent, additional rent and other charges otherwise due pursuant to this Lease; payment of all such rent to be made by the tenth (10th) day of the succeeding month.

          C. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease following the filing of a petition by or against Tenant under the Bankruptcy Code are the following: (i) the cure of any monetary defaults and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to not less than three (3) months' Minimum Rent, Percentage Rent, as the case may be, and additional rent to be held pursuant to the terms of Section 6 of this Lease, which sum shall be determined by Landlord, in its sole discretion, to be a necessary deposit to secure the future performance under the Lease of Tenant or its assignee; (iii) the use of the Demised Premises as set forth in this Lease and the quality and quantity of merchandise or services required to be offered for sale are unchanged; and (iv) the prior written consent of any mortgage to which this Lease has been assigned as collateral security.

     22.  Security.  Tenant shall not allow any portion of the Demised Premises
          --------
or the adjoining premises controlled by Landlord to be used for parking at any time for any purpose other than by patrons of its businesses, nor shall any loitering be allowed on such premises.

     23.  Tenant's Inspection of Demised Premises.  Except as expressly set
          ---------------------------------------
forth elsewhere in this Lease, Tenant represents and warrants that, prior to the commencement of the initial term of this Lease, Tenant fully inspected the Demised Premises. Tenant acknowledges and agrees that it shall be deemed to have accepted the Demised Premises in their present condition, "AS IS," "WHERE IS" and "WITH ALL FAULTS," without any representation or warranty of any kind from Landlord including, without limitation, warranty relating to the zoning, structural integrity, physical condition, extent of construction, construction, workmanship, materials, habitability, environmental condition, fitness for a particular purpose or merchantability of all or any part of the Demised Premises or the Property.

     24.  Menus and Promotions.  Tenant's menus and promotional items will be
          --------------------
placed in Landlord's hotel on the Property and no other restaurant shall be permitted to advertise in the rooms of such hotel, with the exception of advertisements in publications found in such hotel. Landlord agrees that an Austin's Restaurants coupon/pamphlet package will be handed to each guest of said hotel at check-in. The pamphlet packages will be furnished to Landlord by Tenant.

     25.  Condemnation.
          ------------

          A. If the whole or any part of the Demised Premises is taken (other than a temporary taking) under the power of eminent domain or sold pursuant to the threat thereof (collectively a ("Taking"), then this Lease will terminate as to the portion of the Demised Premises so taken or sold on the date ("Taking Date") when Tenant is required to yield possession. This Lease shall remain in full force and effect as to the portion of the Demised Premises not taken, except that Minimum Rent shall be reduced as provided in subparagraph 26.D below. However, if any Taking of any material portion of the restaurant building on the Demised Premises (the "Building") substantially impairs Tenant's business by virtue of Tenant being unable to convert the portion of the Building on the Demised Premises not taken for its use, and if Tenant notifies the

Landlord in writing of such status within thirty (30) days after Tenant's receipt of written notice of the proposed Taking, then this Lease shall terminate as to the entire Demised Premises as of the Taking Date.

          B. Tenant agrees that the entire condemnation award and/or proceeds (collectively the "Award") shall belong to and be payable only to Landlord to be applied in accordance with 26.C below, and Tenant waives all rights to the Award, including without limitation any right to make any claim against Landlord or the condemning authority for consequential damages or for loss of its leasehold interest as to the portion of the Demised Premises so taken or sold. Tenant hereby assigns to Landlord any Award that may be made to Tenant.
However, Tenant may apply for and receive a separate award for its trade fixtures, moving expenses and loss of business.

          C. In the event that this Lease does not terminate as to the entire Demised Premises, Tenant shall promptly repair and/or restore the Demised Premises, including the Building and other improvements, to the condition the same were in prior to the Taking. Landlord shall make available to Tenant the condemnation proceeds specifically awarded for the repair and/or restoration of the Demised Premises. Any costs of repair or restoration that exceed the Award shall be paid by Tenant.

          D. If a portion of the Demised Premises is taken and this Lease is not terminated pursuant to the provisions of this Section 26, the Minimum Rent shall be proportionately reduced as of the Taking Date in the ratio that the rental value of the portion of the Demised Premises taken (to the extent not restored by application of the proceeds of the Award) bears to the rental value of the entire Demised Premises at the time of the Taking. However, in no event shall the reduction in Minimum Rent exceed a proportionate reduction based on the total square footage of the Demised Premises taken (and not restored compared to the total square footage of the Demised Premises) immediately before the Taking.

     26.    Limitation of Landlord's Liability.  Neither Landlord, Landlord's
            ----------------------------------
beneficiaries, any persons or entities comprising Landlord, nor any successor in interest to Landlord (or to such persons or entities) shall have any personal liability for any failure by Landlord to perform any term, covenant or condition of this Lease. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Property and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Property, subject, nevertheless, to the rights of Landlord's mortgagee, and neither Landlord nor any of the co-partners comprising the partnership which is the Landlord herein shall be liable for any deficiency.

     27. Assignment. Tenant shall not be permitted to assign this Lease, or any interest herein, or sublet the Demised Premises or any part thereof without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     28.  Transfer of Liquor License.  Landlord agrees to cooperate with Tenant
          --------------------------
in effecting the transfer of Landlord's liquor license for the Demised Premises (the "License") from Landlord to Tenant; provided, however, that Tenant shall be responsible for obtaining all necessary governmental approvals for the transfer of the License prior to Tenant's occupancy of the Demised Premises and that Tenant shall reimburse Landlord for all of Landlord's costs and expenses in connection with the transfer of the License to Tenant, including without limitation, any attorneys' fees or other costs incurred by Landlord in connection with such transfer. Tenant shall be solely responsible for all governmental charges and fees associated with the transfer of the License.

     29.  Additional Tenant Agreements/Indemnifications.
          ---------------------------------------------

          A. Tenant hereby agrees as follows in connection with the preparation of food by Tenant in the Demised Premises: (i) Tenant shall have grease traps of a type designated by the appropriate governmental agency installed and maintained in a clean and sanitary condition and in good repair, with all sinks and grease traps in the Demised Premises to be cleaned on a monthly basis; and (ii) Tenant shall have the filters in the hoods for food processing exhaust systems removed daily and washed, and shall have the hoods scraped and cleaned and exhaust ducts cleaned a minimum of once every (6) months, or as otherwise reasonably designated by Landlord. After each required cleaning of the hoods and exhaust ducts, Tenant shall, upon request, deliver to Landlord a receipt from the company performing such service stating that such work has been performed and stating the date of such cleaning. Tenant agrees to retain a dependable bonded decreasing service for the Demised Premises on a minimum quarterly basis throughout the term of the Lease to clean and decrease the entire kitchen area, ranges cooking equipment, broilers, stoves, hoods, vents, exhaust and blower systems, filters and flue stack in the Demised Premises. Additionally, Tenant agrees that its employees shall clean and decrease the entire kitchen area, ranges, cooking equipment, broilers, stoves, hoods, vents, exhaust and blower systems, filters and flue stack in the Demised Premises on a minimum monthly basis throughout the term of the Lease.

          B. Tenant shall also comply with all other federal, state and local laws and ordinances, and any rules and regulations promulgated hereunder, relating to food service and sanitation as well as any requirements of Franchisor (provided such requirements from Franchisor do not impose a substantial hardship or extraordinary expense on Tenant), and shall comply with all such sanitation inspections and orders entered in connection therewith. Failure so to comply within a reasonable time or failure to pass three (3) consecutive health or sanitation inspections shall be an event of default under the Lease.

          C. During such time as the Demised Premises shall be utilized for the sale and/or consumption of alcoholic or such other beverages regulated by the alcoholic beverage code as in effect in the State of Florida, as amended, including, without limitation, the sale for on or off Demised Premises consumption of alcohol, distilled spirits, beer, malt beverage, wine or fortified wine (hereinafter sometimes referred to as "alcoholic beverages"), and in the event the State of Florida or any other governmental agency or entity enacts a "dram shop" or similar law, then Tenant shall obtain and maintain (by endorsement to the general liability policy required to be maintained by Tenant hereunder or by separate policy) throughout the term of the Lease insurance coverage commonly referred to as "liquor legal liability" or "dram shop" insurance (hereinafter sometimes referred to as "liquor legal liability insurance"), causing Landlord, and such other entities as Landlord shall designate from time to time, to be additional named insureds, in combined single limit coverage per occurrence of not less than One Million Dollars ($1,000,000.00) per occurrence for property damage, Two Million Dollars ($2,000,000.00) per occurrence for personal injury and death to persons and "umbrella" coverage of Ten Million Dollars ($10,000,000.00) (or such higher amounts which Landlord may reasonably proscribe from time to time in its sole judgment). Such liquor legal liability insurance shall (i) be written in form reasonably acceptable to Landlord, and its counsel, by a licensed insurance carrier in good standing in the State of Florida acceptable to Landlord, and
(ii) specifically include if reasonably available, without limitation, liability coverage for the violation of any governmental statute, ordinance, regulation or rule pertaining to the sale, gift, distribution, consumption or use of any alcoholic beverages to a minor or to a person under the influence of alcohol, or which causes or contributes to the intoxication of any persons. The aforementioned liquor legal liability insurance policies shall be for the mutual and joint benefit and protection of Landlord, Tenant, and such other entities as Landlord shall designate from time to time, and executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten
(10) days prior to the delivery of possession of the Demised Premises to Tenant, and thereafter proof of insurance coverage shall be delivered by Tenant to Landlord at least annually, and at such other times as Landlord may reasonably require. As often as any such policy shall expire or terminate, renewal or additional policies shall be maintained and procured by Tenant in like manner and like extend, subject at all times to the approval of Landlord and its counsel. All such insurance policies shall likewise contain a provision stating that the insurance carrier of said policies shall grant to Landlord thirty (30) days' prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. In the event Tenant shall fail to procure and/or maintain any insurance required, or fails to carry insurance required by law or governmental regulation, Tenant shall be deemed in default under the Lease and Landlord may, but shall not be required or obligated to, at any time (without the granting of notice) procure such insurance and pay the premium therefor, in which event Tenant shall repay all sums so paid by Landlord, together with interest and any and all other incidental costs and expenses incurred by Landlord or its designated representative or legal counsel.

          D. In furtherance of the foregoing, Tenant hereby agrees and covenants to indemnify and hold Landlord, its servants, agents, employees, and representatives, wholly harmless from any and all claims, liabilities, judgments, fines, fees, settlements, losses, damages and expenses of whatever kind or nature, including, without limitation, court costs and attorney's fees incurred by Landlord in connection with the sale, gift, distribution, consumption or use of any alcoholic beverages in or from the Demised Premises, including, without limitation, the violation by Tenant of any statute, ordinance, regulation or rule of whatever kind or nature which shall be established from time to time by any governmental agency or insurance carrier in connection therewith.

          E. Tenant shall also comply with all federal, state and local laws and ordinances, and any rules or regulations promulgated thereunder, relating to the sale, gift, distribution, consumption or use of alcoholic beverages, including but not limited to any zoning, licensing, "dram shop" or tax laws, ordinances or regulations.

     30.  Notices.  All notices and other communications provided for hereunder
          -------
shall, unless otherwise stated herein, be in writing and shall be sent or delivered by hand delivery, telex, facsimile transmission, telegram, cable or mail, as to each party hereto, at its address set forth below or to such other address as shall be designated by such party in a written notice to the other parties hereto in accordance with the requirements of this Section. All such notices and communications shall be effective, in the case of hand delivery upon delivery, in the case of mailed notice, three (3) days after the same are deposited with the United States Postal Service, certified mail, postage prepaid, and, in the case of notice (i) by facsimile transmission, when transmitted to the specified facsimile number and confirmation of receipt is received, and (ii) by telegram or cable, when delivered at the address of the party specified below:

     As to Landlord:     Raj and Raj Partnership
                         260 East Merritt Island Causeway
                         Merritt Island, Florida 32952
                         Facsimile No.: (407) 452-9462

     As to Tenant:       Austin's International, Inc. 2400 E. Commercial
                         Boulevard Suite 800
                         Fort Lauderdale, Florida 33308 Facsimile
                         No.
                            -------------------------

     31.  Binding on Assignees.  The covenants and conditions herein contained
          --------------------
shall apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto.

     32.  Franchisor Requirements.  This Lease is entered into with the
          -----------------------
understanding that Landlord has or will enter into franchise agreements with the Franchisor for operation by Landlord of the hotel on the Property.

     33.  Liens.  Tenant, at its own cost and expense, shall at all times keep
          -----
the Demised Premises free of and from all liens, encumbrances, attachments, levies, claims, charges and assessments, and shall pay and discharge prior to delinquency, all fines, taxes and other charges levied or assessed against the Demised Premises or Tenant.

     34.  Counterparts.  This Lease may be executed in one or more counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     35.  Governing Law.  This Lease shall be governed by and construed in
          -------------
accordance with the laws of the State of Florida.

     36.  Headings.  The headings of the Sections and paragraphs of this Lease
          --------
are solely for the convenience of the parties, and may not be used as aid in interpretation of the terms and conditions thereof.

     37.  Conflict With Applicable Law.  In the event that any one of the terms
          ----------------------------
or provisions of this Lease are in conflict with any statute or rule of law of the state in which the Demised Premises is located or of any state or place wherein it may be sought to be enforced, then such provision shall be deemed null and void to the extent that it may conflict therewith, but without invalidation of the remaining provisions thereof, and no such prohibition or unenforceability in any jurisdiction shall invalidate such provision in any other jurisdiction.

     38.  Holding Over.  Any holding over after the expiration of any of the
          ------------
terms of this Lease, with the consent of the Landlord, shall be construed to be a tenancy from month to month, at One Hundred Fifty percent (150%) of the last prevailing Minimum Rent;

otherwise, all terms and conditions as herein specified shall be in full force and effect so far as applicable.

     39.  Covenant of Title and Quiet Enjoyment.  Landlord covenants that for
          -------------------------------------
and during the term of this Lease, and any extensions thereof, Landlord will not cause or suffer anything to be done which will impair Tenant's leasehold interests and rights hereunder. Furthermore, Landlord shall defend Tenant in the enjoyment and peaceful possession of the Demised Premises during the term of this Lease and any extensions thereof, and will indemnify Tenant against all damage and expense which Tenant may suffer by reason of any lien, encumbrance, restriction, or defect in the title or description herein of the Demised Premises unless such shall have been caused by Tenant, in whole or in part.

     40.  Modification of Lease.  Notwithstanding anything to the contrary
          ---------------------
elsewhere in the Lease, Landlord and Tenant agree that the terms and provisions set forth in this Lease shall control and shall not be superseded, terminated or modified without the prior written consent of both parties.

     41.  Inspection Period.  Notwithstanding anything contained in this Deed of
          -----------------
Lease to the contrary, Tenant shall have a period of three (3) days (the "Inspection Period") from the date of this Deed of Lease to inspect the Demised Premises. If Tenant is not reasonably satisfied with the condition of the Demised Premises, it shall have the right to terminate this Lease by giving Landlord written notice of such termination during the Inspection Period and upon the giving of such notice this Lease shall terminate and be of no further force and effect and Landlord shall refund the Security Deposit to the Tenant.

     42.  Entire Agreement.  The foregoing constitutes the full and complete
          ----------------
Lease between the parties, and all other oral or written agreements in relation to the subject matter of this Lease are hereby rescinded.

     43.  Time Is Of The Essence.  Time is of the essence as to performance of
          ----------------------
any of Tenant's or Landlord's obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this document as of the date first written above.

                                    LANDLORD:

                                    RAJ AND RAJ PARTNERSHIP, a Florida general partnership



                                    By:  /s/ Raj Rahil        (SEAL)
                                        ---------------------
                                         Raj Rahil, General Partner

                                    Date Executed: ________________


                                    By:   /s/ Raj Rahil       (SEAL)
                                        ---------------------
                                         Raj Jain, General Partner

                                    Date Executed:    4/12/96
                                                   ----------------


                                    TENANT:

                                    AUSTIN'S INTERNATIONAL, INC., a
                                    ____________________ corporation

                                    By:      /s/ Elie Sopas    (SEAL)
                                        ----------------------

                                    Name:    E. Sopas
                                         ---------------------------

                                    Title:    President
                                           -------------------------

                                    Date Executed:      4/15/96
                                                  ------------------

                                   EXHIBIT A

                      [Attach drawing of Demised Premises]

                                   EXHIBIT B

         [Attach drawing of Demised Premises with drives, walks, etc.]





                                      B-1